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                                                           Exhibit 10.32


                        ANGELICA CORPORATION
                        EMPLOYMENT AGREEMENT
                        --------------------

          This agreement ("Agreement") has been entered into as of the 23rd day of August 1999, by and between Angelica Corporation, a Missouri corporation ("Angelica"), and Denis R. Raab, an individual ("Employee").

          WHEREAS, Angelica currently employs Employee as Vice
President of Angelica and President of Angelica's Life Uniform and Shoe Shops Business Segment and Angelica and Employee wish to more specifically define the terms and conditions of Employee's employment with Angelica in this Agreement.

          NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

SECTION 1: DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

               (a) "ANNUAL BASE SALARY" means the base salary set forth in Section 3.3 of this Agreement, as it shall be increased from time to time in the discretion of the Board or the Compensation and Organization Committee of the Board.

               (b)   "BOARD" means the Board of Directors of
               Angelica.

               (c)   "CHANGE IN CONTROL" means:

                     (i)    The acquisition by any individual,
                            entity or group, or a Person (within
                            the meaning of Section 13(d)(3) or
                            14(d)(2) of the Securities Exchange Act
                            of 1934, as amended (the "Exchange
                            Act") of ownership of 20% or more of
                            either (a) the then outstanding shares
                            of common stock of Angelica (the
                            "Outstanding Angelica Common Stock") or
                            (b) the combined voting power of the
                            then outstanding voting securities of
                            Angelica entitled to vote generally in
                            the election of directors (the
                            "Outstanding Angelica Voting Securities");
                            or

                     (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any
                                   -----------------
                            individual becoming a director
                            subsequent to the date hereof whose
                            election, or nomination for election by
                            Angelica's stockholders, was approved
                            by a vote of at least a majority of the
                            directors then comprising the Incumbent
                            Board shall be considered as though
                            such individual were a member of the
                            Incumbent Board, but excluding, as a
                            member of the Incumbent Board, any such
                            individual whose initial assumption of
                            office occurs as a result of either an
                            actual or threatened election contest
                            (as such terms are used in Rule l4a-11
                            of Regulation l4A promulgated under the
                            Exchange Act) or other actual or
                            threatened solicitation of proxies or
                            consents by or on behalf of a Person
                            other than the Board; or


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                     (iii)  Approval by the stockholders of
                            Angelica of a reorganization, merger or
                            consolidation, in each case, unless,
                            following such reorganization, merger
                            or consolidation, (a) more than 50% of,
                            respectively, the then outstanding
                            shares of common stock of the
                            corporation resulting from such
                            reorganization, merger or consolidation
                            and the combined voting power of the
                            then outstanding voting securities of
                            such corporation entitled to vote
                            generally in the election of directors
                            is then beneficially owned, directly or
                            indirectly, by all or substantially all
                            of the individuals and entities who
                            were the beneficial owners, respectively, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Angelica Common Stock and Outstanding
                            Angelica Voting Securities, as the case
                            may be, (b) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                     (iv)   Approval by the stockholders of
                            Angelica of (a) a complete liquidation
                            or dissolution of Angelica or (b) the
                            sale or other disposition of all or
                            substantially all of the assets of
                            Angelica, other than to a corporation,
                            with respect to which following such
                            sale or other disposition, (1) more
                            than 50% of, respectively, the then
                            outstanding shares of common stock of
                            such corporation and the combined
                            voting power of the then outstanding
                            voting securities of such corporation
                            entitled to vote generally in the
                            election of directors is then
                            beneficially owned, directly or
                            indirectly, by all or substantially all
                            of the individuals and entities who
                            were the beneficial owners, respectively, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly,
                            20% or more of, respectively, the then
                            outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of Angelica.

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               (d)   "DATE OF TERMINATION" means a date that a
               Notice of Termination is received by the party to whom such notice is being given, unless the party giving the Notice of Termination specifies another date in the Notice of Termination (which date shall not be more than 30 days after giving of such Notice of Termination) or, alternatively, the last day of any Term in the event that a Notice of Non-Renewal is delivered by either party in accordance with Section
               2.1 of this Agreement.

               (e) "DISPOSITION OF AN OPERATING LINE OF BUSINESS" means:

                     (i)    when used with reference to the stock
                            or other equity interests of the
                            Operating Line of Business that is or
                            becomes a separate corporation, limited
                            liability company, partnership or other
                            business entity, the sale, exchange,
                            transfer, distribution or other
                            disposition of the ownership, either
                            beneficially or of record or both, by
                            Angelica of more than 50% of either (a)
                            the then outstanding shares of common
                            stock (or the equivalent equity
                            interests) of such Operating Line of
                            Business, or (b) the combined voting
                            power of the then outstanding voting
                            securities of such Operating Line of
                            Business entitled to vote generally in
                            the election of the Board or the
                            equivalent governing body of the
                            Operating Line of Business;

                     (ii) when used with reference to the merger or consolidation of the Operating Line of Business that is or becomes a separate corporation, limited liability company, partnership or other business entity, any such transaction that results in Angelica owning, either beneficially or of record or both, less than 50% of either (a) the then outstanding shares of common stock (or the equivalent equity interests) of such Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of such Operating Line of Business entitled to vote generally in the election of the Board or the equivalent governing body of the Operating Line of Business; or

                     (iii) when used with reference to the assets of the Operating Line of Business, the sale, exchange, transfer, liquidation, distribution or other disposition of assets of such Operating Line of Business (a) having a fair market value (as determined by the Incumbent Board) aggregating more than 50% of the aggregate fair market value of all of the assets of such Operating Line of Business as of the Triggering
                            Transaction Date, (b) accounting for
                            more than 50% of the aggregate book
                            value (net of depreciation and
                            amortization) of all of the assets of
                            such Operating Line of Business, as
                            would be shown on a balance sheet for
                            such Operating Line of Business,
                            prepared in accordance with generally
                            accepted accounting principles then in
                            effect, as of the Triggering
                            Transaction Date; or (c) accounting for
                            more than 50% of the net income of such
                            Operating Line of Business, as would be
                            shown on an income statement, prepared
                            in accordance with generally accepted
                            accounting principles then in effect,
                            for the 12 months ending on the last
                            day of the month immediately preceding
                            the month in which the Triggering
                            Transaction Date occurs.

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               (f)   "EFFECTIVE DATE" means the date of this Agreement.

               (g) "EMPLOYMENT PERIOD" means the period beginning on the Effective Date and ending on the Date of Termination.

               (h) "GOOD CAUSE" means, when used in connection with the termination of Employee's employment with Angelica by Angelica, a termination based upon (i) Employee's willful and continued failure to substantially perform his duties with Angelica (other than as a result of incapacity due to physical or mental condition), after a written demand for substantial performance is delivered to Employee by Angelica, which specifically identifies the manner in which Employee has not substantially performed his duties; (ii) Employee's commission of an act constituting a criminal offense involving moral turpitude, dishonesty or breach of trust; or (iii) Employee's material breach of any provision of this Agreement.

               (i) "GOOD REASON" means, when used in connection with the termination of Employee's employment with Angelica by Employee, a termination based upon the following reasons:

                     (i)    the assignment to Employee of any
                            duties inconsistent in any respect with
                            Employee's position (including status,
                            offices, titles and reporting
                            requirements), authority, duties and
                            responsibilities as contemplated by
                            this Agreement or any other action by
                            Angelica which results in a material
                            diminution in such position, authority,
                            duties or responsibilities, excluding
                            for this purpose any action not taken
                            in bad faith which is remedied by
                            Angelica promptly after receipt of
                            notice by Angelica thereof given by
                            Employee;

                     (ii)   (A) the failure by Angelica to continue
                            in effect any benefit or compensation
                            plan, stock ownership plan, life
                            insurance plan, health and accident
                            plan or disability plan to which
                            Employee is entitled, provided that
                            Angelica may amend, modify or replace
                            such plans as long as the Employee is
                            entitled to benefits under the amended,
                            modified or replaced plan or plans that
                            are substantially similar to those of
                            the plan or plans so amended, modified
                            or replaced; (B) the taking of any
                            action by Angelica which would adversely affect Employee's participation in, or materially reduce Employee's benefits under, any plans in which Employee is then currently participating; or (C) the failure of Angelica to provide Employee with paid vacation to which Employee is entitled;

                     (iii)  a material breach by Angelica of any
                            provision of this Agreement;

                     (iv) a purported termination by Angelica of Employee's employment otherwise than specifically permitted by this Agreement; or

                     (v)    in connection with a Triggering Transaction
                            (as set forth in Section 4.2 of this Agreement), the failure of a successor of Angelica expressly to assume and agree to perform this Agreement pursuant to the provisions of Section 6.4 of

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                            this Agreement prior to a Triggering
                            Transaction; provided, however, that a
                                         -----------------
                            termination of employment by Employee:
                            (A) subsequent to an express assumption
                            and agreement to perform this Agreement
                            by such successor on or after a
                            Triggering Transaction Date or (B)
                            subsequent to a date that is two years
                            after a Triggering Transaction Date,
                            shall not be deemed to be for "Good
                            Reason" under this subsection.

               (j)   "NOTICE OF TERMINATION" means a written
               notice by either party of such party's desire to terminate Employee's employment with Angelica, which notice (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such Notice, specifies the Date of Termination (which date shall not be more than 30 days after the giving of such Notice). The failure by Employee or Angelica to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Cause or Good Reason shall not waive any right of Employee or Angelica hereunder or preclude Employee or Angelica from asserting such fact or circumstance in enforcing Employee's or Angelica's rights hereunder.

               (k)   "NOTICE OF NON-RENEWAL" means a written
               notice by either party to this Agreement of such party's desire not to allow the Term of the Agreement to automatically renew at the end of the then-current Term for another Term, thus having the effect of terminating the Agreement at the end of the then-current Term.

               (l) "OPERATING LINE OF BUSINESS" means Angelica's Life Uniform and Shoe Shops Business Segment which operates specialty retail stores, either as a division or as a separate subsidiary or subsidiaries, primarily for a clientele of nurses and other health care professionals.

               (m) "TERM" means, initially a two-year period commencing on the Effective Date and ending on the date of the second anniversary of the Effective Date, and, if renewed in accordance with Section 2.1 of this Agreement, shall mean a one-year period commencing on the particular anniversary date of the Effective Date and ending on the date one year after such commencing anniversary date.

               (n) "TRIGGERING TRANSACTION" means (i) a Change in Control of Angelica, or (ii) a Disposition of the Operating Line of Business.

               (o) "TRIGGERING TRANSACTION DATE" shall mean the date that the Triggering Transaction occurs.

SECTION 2: TERM OF AGREEMENT.

           2.1 INITIAL TERM OF AGREEMENT; RENEWAL TERMS. The initial Term of this Agreement shall be for two years commencing on the Effective Date, subject to automatic renewal for a Term of an additional one year commencing immediately upon the end of the initial Term or the then-current renewal

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Term, as the case may be, unless either party to this Agreement gives a
Notice of Non-Renewal to the other party not later than 30 days prior to the end of the initial Term or the then-current renewal Term, as the case may be. In the event that such a Notice of Non-Renewal is given as set forth in this Section 2.1, the Date of Termination will be the last day of the initial Term or the then-current Term, as the case may be.

           2.2 TERMINATION OF THE EMPLOYMENT PERIOD PRIOR TO END OF TERM. Notwithstanding Section 2.1 of this Agreement, either party to this Agreement may terminate Employee's Employment Period (and Employee's employment with Angelica) at any time during the Term by giving the other party a Notice of Termination to the other party, without any liability except as specified in Section 4 of this Agreement.

SECTION 3: TERMS AND CONDITIONS OF EMPLOYMENT.

           3.1 PERIOD OF EMPLOYMENT. Employee shall remain in the employ of Angelica throughout the Employment Period in accordance with the terms and provisions of this Agreement. This Agreement shall remain in full force and effect notwithstanding subsequent changes in Employee's compensation, location of employment, duties or authority or any changes in the identity of the corporation to which Employee's compensation is charged, provided that said corporation is a subsidiary or affiliate of Angelica and provided further that certain of such changes may constitute Good Reason for purposes of this Agreement.

           3.2 POSITIONS AND DUTIES.  Angelica hereby employs
Employee and Employee hereby accepts such employment as Vice President of Angelica and President of Angelica's Life Uniform and Shoe Shops Business Segment, subject to the reasonable directions of the Chief Executive Officer of Angelica and the Board. Employee shall have such authority and shall perform such duties as are specified in the Bylaws of Angelica for the office and position to which he has been appointed hereunder and shall so serve, subject to the control exercised by the Chief Executive Officer of Angelica and the Board from time to time. Employee agrees to devote such of his time, attention and energy to the business of Angelica as may be required to perform the duties and responsibilities assigned to him to the best of his ability and with reasonable diligence.

           3.3 COMPENSATION. Employee's initial base salary under this Agreement will be $175,000 per annum, payable in accordance with Angelica's current payroll practices. In addition to the Annual Base Salary, Employee shall be awarded the opportunity to earn an incentive compensation on an annual basis ("Incentive Compensation") under the Incentive Compensation Plan or any incentive compensation plan which is generally available to other similarly situated executives of Angelica. The Incentive Compensation during the first year of the Employment Period shall range from 0 to 50% of Employee's Annual Base Salary. The Incentive Compensation which Employee will have an opportunity to earn shall be reviewed at least annually and may be adjusted at the discretion of the Chief Executive Officer of Angelica and the Board, dependent upon Employee's performance and in accordance with Angelica's policies. The Incentive Compensation to be paid Employee during the first twelve (12) months of the Employment Period shall not be less than $60,000 (with said amount being pro-rated between Angelica's fiscal years 2000 and 2001 i.e. approximately 5/12 of said amount paid for fiscal year 2000 and the remainder paid for fiscal year 2001).

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           3.4 PARTICIPATION IN PERFORMANCE PLANS.  Employee is
eligible to receive stock-based awards or grants under Angelica's 1994 Performance Plan or 1999 Performance Plan, including stock options, restricted stock and performance awards, from time to time, in the discretion of the Compensation and Organization Committee or the Board of Angelica. Angelica agrees to recommend to the Compensation and Organization Committee of the Board that a grant be made to Employee of an option for 12,000 shares of Angelica common stock under Angelica's 1994 Performance Plan, such grant to be effective August 23, 1999 and on terms and conditions similar to grants made to employees in comparable positions.

           3.5 PARTICIPATION IN STOCK BONUS AND INCENTIVE PLAN.
Employee is eligible to participate in Angelica's Stock Bonus and Incentive Plan, based on current eligibility requirements and subject to the terms and conditions of such plan.

           3.6 PARTICIPATION IN RETIREMENT SAVINGS PLAN. Employee is eligible to participate in Angelica's Retirement Savings Plan (the "401(k) Plan"), based upon current eligibility requirements and subject to the terms and conditions of such plan.

           3.7 PARTICIPATION IN PENSION PLAN. Employee is eligible to participate in Angelica's "defined benefit" Pension Plan, based on current eligibility requirements and subject to the terms and conditions of such plan.

           3.8 PARTICIPATION IN SUPPLEMENTAL PLAN. Employee is eligible to participate in Angelica's Supplemental Plan at an assigned formula rate of 30% and otherwise based upon current eligibility requirements and subject to the terms and conditions of such plan.

SECTION 4: BENEFITS UPON TERMINATION.

           4.1 NOT IN CONNECTION WITH A TRIGGERING TRANSACTION. If Employee's employment with Angelica is terminated prior to the end of the initial Term or prior to the end of any subsequent renewal Term, as the case may be, (a) by Angelica without Good Cause or (b) by Employee for Good Reason, then upon the negotiation and execution of a mutually acceptable settlement and release agreement by Angelica and Employee, in addition to any accrued salary and other payments owed to Employee under Angelica's other benefit plans and policies, Angelica shall pay Employee an amount equal to Employee's then-current Annual Base Salary. Said amount shall be paid in equal, semi-monthly payments, less applicable taxes, withholdings and standard deductions. In the case of a termination of Employee's employment with Angelica not in connection with a Triggering Transaction for any reason other than as stated in this Section 4.1 above, Employee shall be entitled only to accrued salary and other payments owed to Employee under Angelica's other benefit plans and policies.

           4.2 IN CONNECTION WITH A TRIGGERING TRANSACTION.  If (a)
a Triggering Transaction occurs during the Employment Period and within two years after the Triggering Transaction Date (i) Angelica shall terminate Employee's employment with Angelica without Good Cause, or
(ii) Employee shall terminate employment with Angelica for Good Reason, or, alternatively, (b) if one of the above-described terminations of
--
employment occurs within the six-month period prior to the earlier of
(i) a Triggering Transaction or (ii) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, then, in addition to any accrued salary and other payments owed to Employee under Angelica's other benefit plans and policies, Angelica shall pay to Employee an amount equal to

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2.99 times Employee's then-current Annual Base Salary, in a lump-sum payment, after either (y) the Date of Termination, in the case where the sequence of the requisite events is as set forth in subsection (a) above or (z) the Triggering Transaction Date, in the case where the sequence of the requisite events occurred as set forth in subsection (b) above (the relevant date for purposes of entitlement to the benefits set forth in this Section 4.2 is hereinafter referred to as the "Entitlement Date"). In addition, at the Entitlement Date, to the extent not otherwise provided for under the terms of Angelica's stock option plans or Employee's stock option agreements, all stock options held by Employee that have not expired in accordance with their respective terms shall vest and become fully exercisable. In the case of any termination of Employee's employment with Angelica in connection with a Triggering Transaction for any reason other than as stated in this Section 4.2 above, Employee shall be entitled only to accrued salary and other payments owed to Employee under Angelica's other benefit plans and policies.

SECTION 5: NON-COMPETITION, CONFIDENTIALITY, NON-DIVERSION.

           5.1 NON-COMPETE AGREEMENT. It is agreed that during the period beginning on the Effective Date and ending one year after the Date of Termination, regardless of whether such termination is by the action of Employee or Angelica or by mutual agreement, Employee shall not, either for himself or on behalf of any person, firm or corporation (whether for profit or otherwise) engage in any form of competition with Angelica, directly or indirectly, through any commercial venture, as a partner, officer, director, stockholder, advisor, employee, consultant, agent, salesman, venturer or otherwise, in the business conducted by the Operating Line of Business in the United States, Canada or any other country in which Angelica does business. This requirement, however, will not limit Employee's right to invest in the capital stock or other equity securities of any corporation, the stock or securities of which are publicly owned or are regularly traded on any public securities exchange. In addition, notwithstanding this Section 5.1, if Employee is terminated by Angelica without Good Cause or if Employee terminates his employment with Angelica for Good Reason, then Employee will not be subject to the restrictions of this Section 5.1.

           5.2 CONFIDENTIAL INFORMATION. Employee acknowledges that during his employment with Angelica, he may develop or be exposed to confidential information concerning Angelica's inventions, processes, methods and confidential affairs, property of a proprietary nature and trade secrets of Angelica or its licensors or customers. Employee agrees that the maintenance of the proprietary character of such information and property to the full extent feasible is important and that for so long as any such confidential information and trade secrets may remain confidential, secret or otherwise wholly or partially protectable, either during or after Employee's Employment Period, shall not use or divulge such confidential information or property except as permitted or required by the duties of Employee's employment with Angelica. Employee shall not remove any property of a proprietary nature from Angelica's premises except as required by the duties of Employee's employment. Employee shall return to Angelica upon termination of his employment with Angelica, all models, drawings, photographs, writings, records, papers or other properties produced by Employee or coming into his possession by or through his employment with Angelica.

           5.3 NON-DIVERSION. During the Employment Period and for one year after the Date of Termination, Employee shall not directly or indirectly or by aid to others, do anything which could be expected to divert from Angelica any trade or business with any customer of Angelica with whom Employee had any contact or association during the one year immediately preceding the Date of Termination.

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           5.4 REASONABLENESS OF RESTRICTIONS.  Employee agrees that
the period and areas of restriction following the Date of Termination, as set forth in this Section 5, are reasonably required for the protection of Angelica and its business, as well as the continued protection of Angelica's employees. If any one or more of the covenants, agreements or provisions contained herein shall be held to be contrary to the policy of a specific law, though not expressly prohibited, or against public policy, or shall for any other reason whatsoever be held invalid, then such particular covenant, agreement or provision shall be null and void and shall be deemed separable from the remaining covenants, agreements and provisions, and shall in no way affect the validity of any of the other covenants, agreements and provisions hereof. The parties hereto agree that in the event that either the length of time or the geographic area set forth herein is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

           5.5 EQUITABLE RELIEF. Any action by Employee contrary to the restrictive covenants contained in this Section 5 may as a matter of course be restrained by equitable or injunctive process issued out of any court of competent jurisdiction, in addition to any other remedies provided in law. In the event of the breach of Employee's covenants as set forth in this Section 5 and Angelica's obtaining of injunctive relief, the period of restrictions set forth herein shall commence from the date of the issuance of the order which enjoins such activity.

SECTION 6: MISCELLANEOUS.

           6.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to Angelica shall be directed to the attention of the Chief Executive Officer of Angelica, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

               Notice to Employee
               ------------------

               Denis R. Raab
               1511 Lake Shore Drive S.
               Barrington, Illinois  60010

               Notice to Angelica
               ------------------

               Angelica Corporation
               424 South Woods Mill Road
               Chesterfield, Missouri  63017-3406
               Attention:  Chief Executive Officer

           6.2 WAIVER. Employee's or Angelica's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or Angelica may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement and shall not operate or be construed as a waiver of any subsequent breach of the same provision.

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           6.3 APPLICABLE LAW.  This Agreement shall be governed by
and construed in accordance with the laws of the State of Missouri, without reference to its conflict of law principles.


           6.4 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor of Angelica and any such successor shall be deemed to be substituted for Angelica under the terms of this Agreement. Angelica shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Angelica to assume expressly and agree to perform the provisions of this Agreement as if no such succession had taken place. As used in this Agreement, "Angelica" shall mean Angelica as hereinbefore defined or any successor to Angelica's business and/or assets which assumes and agrees to perform this Agreement.

           6.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements, understandings, discussions or negotiations with respect thereto.

          IN WITNESS WHEREOF, Employee and Angelica, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                            /s/ Denis R. Raab
                            --------------------------------
                            Denis R. Raab



                            ANGELICA CORPORATION



                            By  /s/ Don W. Hubble
                              -------------------------------
                            Name: Don W. Hubble
                                 ----------------------------
                            Title: Chairman, President & CEO
                                  ---------------------------

                               -10-